urban-gro Signs Approximately $12M in New Cannabis Sector Contracts in the Second Quarter
LAFAYETTE, Colo. June 26, 2024 — urban-gro, Inc. (Nasdaq: UGRO) (“urban-gro” or the “Company”), an integrated professional services and Design-Build firm offering solutions to the Controlled Environment Agriculture (“CEA”) and commercial sectors, today announced that the Company has signed multiple new contracts with more than a dozen clients in the cannabis sector, with aggregate expected contract revenue totaling approximately $12 million. The contract scopes include engineering, architecture, and design services, along with equipment procurement and construction management for cultivation and retail dispensary projects. The Company expects the majority of the revenue from these projects to be recognized by the end of the third quarter of 2024.

"We are encouraged by the momentum in the cannabis sector, which we believe is partly due to positive developments related to rescheduling and the upcoming vote on adult-use cannabis in Florida," said Bradley Nattrass, Chairman and CEO. "While the cannabis sector is still recovering from this last downward cycle, we have worked diligently over the past two years to optimize our multi-sector diversification strategy with a leaner and more efficient infrastructure. With our unmatched industry experience, our professional services team is well positioned to meet the anticipated acceleration in demand for our custom cannabis sector solutions.”

About urban-gro, Inc.
urban-gro, Inc.® (Nasdaq: UGRO) is an integrated professional services and Design-Build firm. We offer value-added architectural, engineering, and construction management solutions to the Controlled Environment Agriculture ("CEA"), industrial, healthcare, and other commercial sectors. Innovation, collaboration, and creativity drive our team to provide exceptional customer experiences. With offices across North America and in Europe, we deliver Your Vision - Built. Learn more by visiting www.urban-gro.com.

Safe Harbor Statement
This press release contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used in this release, terms such as “believes,” “will,” “expects,” “anticipates,” “may,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The forward-looking statements in this press release include, without limitation, statements relating to anticipated increased demand for the Company's services, federal rescheduling of cannabis, approval of adult use cannabis in Florida, the Company’s ability to realize revenue from new contracts, and the timing and amount of such revenue. These and other forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially from those anticipated or expected, including, among others, our ability to successfully manage and integrate acquisitions, our ability to accurately forecast revenues and costs, competition for projects in our markets, our ability to predict and respond to new laws and governmental regulatory actions, including delays granting licenses to clients or potential clients and delays in passage of legislation expected to benefit our clients or potential clients, our ability to successfully develop new and/or enhancements to our product offerings and develop a product mix to meet demand, risks related to adverse weather conditions, supply chain issues, rising interest rates, economic downturn or other factors that could cause delays or the cancellation of projects in our backlog or our ability to secure future projects, our ability to maintain favorable relationships with suppliers, risks associated with reliance on key customers and suppliers, our ability to attract and retain key personnel, the creditworthiness of our customers, results of litigation and other claims and insurance coverage issues, risks related to our information technology systems and infrastructure, our ability to maintain effective internal controls, our ability to execute on our strategic plans, our ability to achieve and maintain cost savings, and the sufficiency of our liquidity and capital resources. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s most recent Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Investor Contacts:
Dan Droller - urban-gro, Inc.
-or-
Jeff Sonnek - ICR, Inc.
(720) 730-8160
investors@urban-gro.com

Media Contact:
Barbara Graham – urban-gro, Inc.
(720) 903-1139
media@urban-gro.com

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